Exhibit 10.1
NOVINT TECHNOLOGIES, INC.
UNIT SUBSCRIPTION AGREEMENT
COMMON STOCK
AND WARRANTS
UNIT SUBSCRIPTION AGREEMENT dated as of February 23, 2007 (this “Agreement”), among Novint Technologies, Inc., a Delaware corporation (the “Company”), and the persons who execute this agreement as investors (each an “Investor” and collectively the “Investors”).
Background: The Company desires to sell to the Investors, and the Investors desire to purchase, up to a maximum of nine million (9,000,000) Units (as defined below) consisting of shares of common stock, $.01 par value per share, of the Company (the “Shares”) and 5-year warrants, in substantially the form attached hereto as Exhibit 1, exercisable to purchase up to a maximum of 9,000,000 Shares at $1.50 per share (the “Warrants”). The Company may also sell an additional one million (1,000,000) Units ( the “Additional Securities”) on the same terms to a strategic investor by March 30, 2007. The proceeds of the sale of Units will be used in the development and continuance of the business of the Company and each of its Subsidiaries.
     In consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the parties agree as follows:
Certain Definitions:
     “Action” has the meaning set forth in Section 2.10.
     “Additional Securities” has the meaning set forth in Background.
     “Affiliate” means, as to any Person, any other Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with such Person. As used in this definition, “control” (including, with its correlative meanings, “controlled by” and “under common control with”) shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise).
     “Anti-Dilution Period” means the period commencing on the Closing Date and ending 18 months after the initial Registration Statement (as defined in the Investor Rights Agreement) is declared effective provided that the period shall be extended up to an additional six months to the extent any and all Suspensions (as defined in the Investor Rights Agreement) exceed sixty (60) days in the aggregate during such period.
     “Blue Sky Laws” has the meaning set forth in Section 2.7(b).
     “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

     “Certificate of Incorporation” has the meaning set forth in Section 2.2(a).
     “Closing Date” has the meaning set forth in Section 1.2.
     “Closing” has the meaning set forth in Section 1.2.
     “Common Stock” means the Company’s Common Stock, $.01 par value per share, authorized as of the date hereof, and any stock of any class or classes (however designated) hereafter authorized upon reclassification thereof, which, if the Board of Directors declares a dividend or distribution, has the right to participate in the distribution of earnings and assets of the Company after the payment of dividends or other distributions on any shares of capital stock of the Company entitled to a preference and in the voting for the election of directors of the Company.
     “Company” has the meaning set forth at the head of this Agreement and any corporation or other entity which shall succeed to or assume, directly or indirectly, the obligations of the Company hereunder. The term “corporation” shall include an association, joint stock company, business trust, limited liability company or other similar organization.
     “Company Disclosure Letter” means the disclosure letter dated February 23, 2007 delivered to the Investors prior to the execution of this Agreement, which letter is incorporated in this Agreement.
     “Company IP” has the meaning set forth in Section 2.12(a).
     “Convertible Security” means any (i) option to purchase or right to subscribe for Common Stock, (ii) security by its terms convertible into or exchangeable for Common Stock or (iii) option to purchase or right to subscribe for such convertible or exchangeable securities.
     “Contemplated Transactions” has the meaning set forth in Section 2.1(b).
     “Exchange Act” has the meaning set forth in Section 2.7(b).
     “Exempt Issuance” means (i) all shares of Common Stock issued or issuable to employees, directors or consultants pursuant to any equity compensation plan that is in effect on the date of this Agreement, (ii) all shares of Common Stock issued or issuable to employees or directors pursuant to any equity compensation plan approved by the stockholders of the Company after the date of this Agreement, (iii) all shares of Common Stock issued or issuable to employees, directors or consultants as bona fide compensation for business services rendered, not compensation for fundraising activities, (iv) all shares of Common Stock issued or issuable to bona fide leasing companies, strategic partners, or major lenders or other financing or credit transaction which is not an equity capital raising event for the Company, (v) all shares of Common Stock issued or issuable as the purchase price in a bona fide acquisition or merger (including reasonable fees paid in connection therewith) or (vi) all Warrant Shares, Additional Shares and shares issued upon conversion or exercise of other Convertible Securities outstanding on the date of the last Closing hereunder.
     “Fair Value” has the meaning set forth in Section 1.5.

     “First Closing” has the meaning set forth in Section 1.2.
     “First Closing Date” has the meaning set forth in Section 1.2.
     “Form 10-KSB Financial Statements” has the meaning set forth in Section 2.9(c).
     “Governmental Body” has the meaning set forth in Section 2.7(b).
     “Indemnified Party” has the meaning set forth in Section 5.2(b).
     “Indemnifying Party” has the meaning set forth in Section 5.2(c).
     “Information Statement” has the meaning set forth in Section 2.2(b)(i).
     “Investor Rights Agreement” has the meaning set forth in Section 1.3(a).
     “Investor” shall mean each Investor who purchases Units hereunder, including without limitation investors who purchase Units on the Second Closing Date.
     “Knowledge” shall mean, with respect to a particular fact or other matter, the knowledge, after reasonable investigation, of the Chief Executive Officer or Chief Financial Officer of the Company.
     “Legal Requirement” has the meaning set forth in Section 2.8.
     “Losses” has the meaning set forth in Section 5.2(b).
     “Material Adverse Effect” has the meaning set forth in Section 2.1(a).
     “Material Agreement” has the meaning set forth in Section 2.7.
     “Notice” has the meaning set forth in Section 6.6.
     “Other Securities” has the meaning set forth in the Warrants.
     “Person” means any individual, sole proprietorship, partnership, corporation, limited liability company, business trust, unincorporated association, joint stock corporation, trust, joint venture or other entity, any university or similar institution, or any government or any agency or instrumentality or political subdivision thereof.
     “Purchased Shares” has the meaning set forth in Section 1.1(a).
     “Purchased Warrants” has the meaning set forth in Section 1.1(a).
     “Registration Waivers” shall mean the waivers of registration rights in substantially the form attached hereto as Exhibit 5.
     “Restated Certificate” has the meaning set forth in Section 2.2(b)(i).

     “Rule 144” means Rule 144 promulgated under the Securities Act or any successor or substitute rule, law or provision.
     “SEC” means the Securities and Exchange Commission.
     “SEC Documents” has the meaning set forth in Section 2.9(a).
     “Second Closing” has the meaning set forth in Section 1.2.
     “Second Closing Date” has the meaning set forth in Section 1.2.
     “Securities” has the meaning set forth in Section 1.1(a).
     “Securities Act” has the meaning set forth in Section 2.5.
     “Shares” has the meaning set forth in Background.
     “Subsidiary” means any significant subsidiary (as defined under Rule 1.02(w) of Regulation S-X promulgated by the SEC) of the Company.
     “Transaction Documents” has the meaning set forth in Section 1.3(a).
     “Underlying Securities” means the shares of Common Stock or Other Securities issued or from time to time issuable upon exercise of the Warrants.
     “Unit” means (i) one Share and (ii) one Warrant.
     1. Purchase and Sale of Units.
          1.1. Sale and Issuance of Securities.
          (a) The Company shall sell to the Investors and the Investors shall purchase from the Company, up to a maximum of 9,000,000 Units, at a price per Unit equal to $1.00, for a purchase price aggregating up to a maximum of $9,000,000.00. In addition, the Company may sell the Additional Securities to a strategic investor for a purchase price aggregating up to $1,000,000.00 at a Second Closing. The Shares sold as part of the Units are referred to as the “Purchased Shares” and the Warrants sold as part of the Units are referred to as the “Purchased Warrants” and collectively with the Purchased Shares, the “Securities”.
          (b) The number of Purchased Shares and Purchased Warrants to be purchased by each Investor from the Company is set forth on the signature page here, subject to acceptance, in whole or in part, by the Company.
          1.2. Closings. On and after February 16, 2007, the Company shall accept subscriptions under this Agreement. The first closing (the “First Closing”) of the purchase and sale of the Securities hereunder shall take place on March 2, 2007 or such other date thereafter, but no later than March 30, 2007, as is agreed to by the Company and Investors who subscribe for at least 2,500,000 Units (the “First Closing Date”). A second closing (the “Second Closing, and with the First Closing, the “Closings”) for the sale of the Additional Securities shall take place no later than March 30, 2007 (the “Second Closing Date”, and with the First Closing Date, the “Closing Dates”). Each Closing shall take place at the offices of Hahn & Hessen LLP, the Investors’ counsel, in New York, New York, or at such other location as is mutually acceptable to the Investors and the Company, subject to fulfillment of the conditions to the Closing set forth in the Agreement. At each Closing:
          (a) each Investor purchasing Securities at the Closing shall deliver to the Company or its designees by wire transfer or such other method of payment as the Company shall approve, an amount equal to the purchase price of the Securities purchased by such Investor hereunder, as set forth opposite such Investor’s name on the signature pages hereof;
          (b) the Company shall authorize its transfer agent to arrange delivery to each Investor of one or more stock certificates registered in the name of the Investor, or in such nominee name(s) as designated by the Investor in writing, representing the number of Purchased Shares as set forth opposite such Investor’s name on the signature page hereof; and
          (c) the Company shall issue and deliver to each Investor purchasing Securities at each Closing the Warrants, registered in the name of such Investor, pursuant to which such Investor shall have the right to acquire the number of Underlying Securities as set forth opposite such Investor’s name on the signature page hereof on the terms set forth therein.
          1.3. Investors’ Conditions to Closing. The obligation of the Investors to complete the purchase of the Securities at the applicable Closing is subject to the Company delivering Securities as set forth in Section 1.2 and to fulfillment of the following conditions:
          (a) the Company shall execute and deliver to the Investors an Investor Rights Agreement, dated the First Closing Date, in the form attached as Exhibit 2 with respect to the Purchased Shares and the Underlying Securities (the “Investor Rights Agreement”, and with the Registration Waivers, the Agreement and the Warrants, the “Transaction Documents);
          (b) the Company shall deliver to the Investors an opinion of counsel, dated the applicable Closing Date and reasonably satisfactory to counsel for the Investors, with respect to the matters set forth on Exhibit 3;
          (c) the representation and warranties of the Company set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the applicable Closing Date as though made on and as of the applicable Closing Date (except to the extent such representations and warranties speak as of an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date), and the Company shall have performed in all material respects all covenants and other obligations required to be performed by it under this Agreement at or prior to the applicable Closing Date, and the Investors shall have received a certificate signed on behalf of the Company by an authorized officer of the Company to such effect;
          (d) the Company shall deliver to Investors a certified copy of its Certificate of Incorporation and by-laws and a Certificate of Good Standing from the Secretary of State of the State of Delaware;
          (e) the Company shall pay the Investors’ expenses to the extent set forth in Section 6.9 hereof;
          (f) the Company shall have received Registration Waivers from each Person (other than as disclosed on the Company Disclosure Letter) having any registration or similar rights in respect of any Company securities; and
          (g) the Company shall have executed and delivered all other documents reasonably requested by counsel for the Investors.
          1.4 Company’s Conditions to Closing.
          (a) The obligation of the Company to complete the sale of the Securities at the First Closing is subject to fulfillment of the following conditions:
          (i) the Investors shall execute and deliver to the Company the Investor Rights Agreement; and
          (ii) the representation and warranties of such Investors set forth in this Agreement shall be true and correct as of the date of this Agreement and as of the First Closing Date as though made on and as of the First Closing Date (except to the extent such representations and warranties speak as of an earlier date), in which case such representations and warranties shall be true and correct in all material respects as of such earlier date), and such Investors shall have performed in all material respects all covenants and other obligations required to be performed by them under this Agreement, if any at or prior to the First Closing Date.
          (b) The obligation of the Company to complete the sale of the Securities at the Second Closing is subject to fulfillment of the following conditions:
          (i) one or more Investors shall purchase at least 500,000 Units;
          (ii) such Investors shall execute and deliver to the Company the Investor Rights Agreement; and

          (iii) the representation and warranties of such Investors set forth in this Agreement shall be true and correct as of the date of this Agreement and as of the Second Closing Date as though made on and as of the First Closing Date (except to the extent such representations and warranties speak as of an earlier date), in which case such representations and warranties shall be true and correct in all material respects as of such earlier date), and such Investors shall have performed in all material respects all covenants and other obligations required to be performed by them under this Agreement, if any at or prior to the Second Closing Date.
          1.5 Anti-Dilution. In the event the Company shall complete an offering of securities for cash other than an Exempt Issuance (an “Offering”) during the Anti-Dilution Period at a price per Share (or equivalent convertible securities and in each case taking into account the fair value (the “Fair Value”) of any other securities or assets sold with the securities included in the Offering) of $1.00 per Share (or the Adjusted Purchase Price Per Share then in effect, if less) or less (the “Subsequent Price”), then, in such event, the purchase price of Purchased Shares issued hereunder (deemed to be $1.00 per Purchased Share for purposes of this Section 1.5) shall be automatically adjusted to equal the Subsequent Price (the “Adjusted Purchase Price Per Share”), and an additional number of Shares shall be issued to each Investor as if the purchase price per Share were such Adjusted Purchase Price Per Share; provided that warrants included in an Offering of units having terms and coverage such that the Fair Value of such Warrants is higher than the Warrants included in the Units (the “Similar Warrants”) shall be deemed to have no value for purposes of this Section 1.5 only. Upon such event, the Company shall, and without further action on the part of the each Investor, issue such additional Shares to each Investor as shall result from the Adjusted Purchase Price Per Share. Such additional Shares shall be issued and delivered to each Investor within fifteen (15) days following the consummation of each Offering. For illustration purposes only, if the Company completed an offering of units consisting of Shares and warrants (other than Similar Warrants) at a price per unit of $.85, and the Fair Value of the warrants sold in the unit with each Share is $.10, then the Adjusted Purchase Price per Share will be $.75 (that is, $.85 minus $.10), and each Investor will receive a number of additional Shares equal to one-third of such Investor’s Purchased Shares; that is, an Investor who purchased 1,000,000 Units for $1,000,000 would receive additional Shares so that such Investor will have received an aggregate of 1,333,333 Purchased Shares ($1,000,000/$.75) in respect of the Investor’s $1,000,000 investment. For purposes of this Section 1.5, Fair Value shall mean the fair value of the warrant or other security or asset as determined in good faith by the Board of Directors of the Company in good faith in accordance with generally accepted accounting principles.
     2. Representations and Warranties of the Company. The Company hereby represents and warrants to each of the Investors as follows:
          2.1. Corporate Organization; Authority; Due Authorization.
          (a) The Company (i) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, (ii) has the corporate power and authority to own or lease its properties as and in the places where its business is now conducted and to carry on its business as now conducted, and (iii) is duly qualified as a foreign corporation authorized to do business in every jurisdiction where the failure to so qualify, individually or in the aggregate, would have a material adverse effect on the operations, assets, liabilities, financial condition or business of the Company and its Subsidiaries taken as a whole (a “Material Adverse Effect”). Set forth in Section 2.1(a) of the Company Disclosure Letter is a complete and correct list of all Subsidiaries. Each Subsidiary is duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation and is qualified to do business as a foreign corporation in each jurisdiction in which qualification is required, except where failure to so qualify would not have, individually or in the aggregate, a Material Adverse Effect.
          (b) The Company (i) has the requisite corporate power and authority to execute, deliver and perform this Agreement and the other Transaction Documents to which it is a party and to incur the obligations herein and therein and (ii) has been authorized by all necessary corporate action to execute, deliver and perform this Agreement and the other Transaction Documents to which it is a party and to consummate the transactions contemplated hereby and thereby (the “Contemplated Transactions”). This Agreement is and each of the other Transaction Documents will be on each Closing Date a valid and binding obligation of the Company enforceable in accordance with its terms except as limited by applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting the enforcement of creditors’ rights and the availability of equitable remedies (regardless of whether such enforceability is considered in a proceeding at law or equity).
          2.2. Capitalization; Authorization of Additional Shares of Common Stock.
          (a) Current Capitalization. The authorized capital stock of the Company consisted of (i) 50,000,000 shares of Common Stock, $.01 par value, of which 21,149,299 shares of Common Stock are outstanding and (ii) 4,000 shares of Preferred Stock, $.01 par value, of which no shares are outstanding. All outstanding shares of capital stock of the Company were issued in compliance with all applicable Federal and state securities laws, and the issuance of such shares was duly authorized by all necessary corporate action on the part of the Company. Except as contemplated by this Agreement or as set forth in Section 2.2(a) of the Company Disclosure Letter, there are (A) no outstanding subscriptions, warrants, options, conversion privileges or other rights or agreements obligating the Company to purchase or otherwise acquire or issue any shares of capital stock of the Company (or shares reserved for such purpose), (B) no preemptive rights contained in the Company’s Certificate of Incorporation, as amended (the “Certificate of Incorporation”), the By-laws of the Company or contracts to which the Company is a party or rights of first refusal with respect to the issuance of additional shares of capital stock of the Company (other than as set forth in the Investor Rights Agreement), including without limitation the Securities and the Underlying Securities, and (C) no commitments or understandings (oral or written) of the Company to issue any shares, warrants, options or other rights to acquire any equity securities of the Company other than with respect to existing antidilution rights of existing investors, the effect of which is accurately set forth in the Company Disclosure Letter. To the Company’s Knowledge, except as set forth in Section 2.2(a) of the Company Disclosure Letter, none of the shares of Common Stock are subject to any stockholders’ agreement, voting trust agreement or similar arrangement or understanding. Except as set forth in Section 2.2(a) of the Company Disclosure Letter, the Company has no outstanding bonds, debentures, notes or other obligations the holders of which have the right to vote (or which are convertible into or exercisable for securities having the right to vote) with the stockholders of the Company on any matter.
          (b) Amendment to Certificate of Incorporation; Information Statement; Stockholders Meeting.
          (i) The Board of Directors of the Company and holders of a majority of the outstanding Shares acting by written consent have approved a restatement and amendment to the Certificate of Incorporation authorizing the issuance of additional shares of Common Stock and deleting the Company’s authorized preferred stock, which would enable the Company to be in compliance with the covenant set forth in Section 5.1(b) below (the “Restated Certificate”). In furtherance thereof, as promptly as possible, but in no event later than 15 business days following the date of this Agreement. In connection therewith, the Company will promptly prepare and file with the SEC a Schedule 14C Information Statement (as amended or supplemented, the “Information Statement”), and, after receiving and promptly responding to any comments of the SEC thereon, shall promptly mail the Information Statement to the stockholders of the Company. The Company will comply with Section 14(a) of the Exchange Act and the rules promulgated thereunder in relation to the Information Statement and any other materials to be sent to the stockholders of the Company in connection with the approval of the Restated Certificate, and the Information Statement shall not, on the date the Information Statement (or any amendment thereof or supplement thereto) is first mailed to stockholders, contain any statement that, at the time and in the light of the circumstances under which it is made, is false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements therein not false or misleading or necessary to correct any statement in any earlier communication with respect to the matters disclosed therein. Promptly upon the expiration of the twenty day waiting period required by the SEC, the Company shall file cause the Restated Certificate to be duly filed in the State of Delaware.
          (ii) Subject to its fiduciary obligations under applicable law (as determined in good faith by the Company’s Board of Directors, after having taken into account the written advice of the Company’s outside counsel), the

Company’s Board of Directors shall take all commercially reasonable action to enable filing and effectiveness of the Restated Certificate.
          (iii) In the event that (x) the Company does not file the Information Statement within 15 business days following the date of this Agreement, (y) the Company fails to file the Restated Certificate and make it effective under Delaware law within 90 days following the date of this Agreement, or (z) the Company’s Board of Directors fails to act as required pursuant to the provisions of Section 2.2(b)(ii), the Company shall pay to each Investor a cash penalty equal to 10% of the aggregate amount invested by such Investor at the applicable Closing; provided, however, that, with respect to clause (y) above, no such penalty shall apply in the event that a delay beyond the 90th day arises out of review by the SEC as long as the Company continues to use its best efforts to cause the Information Statement to be approved by the SEC and mailed to stockholders. Any payments made pursuant to this Section 2.2(b)(iii) shall not constitute the Investors’ exclusive remedy for such events.
          2.3. Validity of Securities. The issuance of the Securities has been duly authorized by all necessary corporate action on the part of the Company and, when issued to, delivered to, and paid for by the Investors in accordance with this Agreement, the Purchased Shares will be validly issued, fully paid and non-assessable.
          2.4. Underlying Securities. The issuance of the Underlying Securities upon exercise of the Purchased Warrants has been duly authorized, and the Underlying Securities and at all times subsequent to the amendment of Company’s Certificate of Incorporation to increase its authorized capital stock (the “Capital Amendment”) and prior to such exercise will have been, duly reserved for issuance upon such exercise and, when so issued, will be validly issued, fully paid and non-assessable.
          2.5. Private Offering. Neither the Company nor anyone authorized to act on its behalf has within the last 12 months issued, sold or offered any security of the Company (including, without limitation, any Common Stock or warrants of similar tenor to the Purchased Warrants) to any Person under circumstances that would cause the issuance and sale of the Securities, as contemplated by this Agreement, to the Company’s knowledge to be subject to the registration requirements of Section 5 of the Securities Act of 1933, as amended (the “Securities Act”). The Company agrees that neither the Company nor anyone authorized to act on its behalf will offer the Securities or any part thereof or any similar securities for issuance or sale to, or solicit any offer to acquire any of the same from, anyone so as to make the issuance and sale of the Securities subject to the registration requirements of Section 5 of the Securities Act.
          2.6. Brokers and Finders. Except as set forth in Section 2.6 of the Company Disclosure Letter, the Company has not retained any broker, investment banker or finder in connection with the Contemplated Transactions. No broker, investment banker or finder will receive a fee, commission or other compensation in respect of any purchase of Units by AIGH Investment Partners, LLC, Globis Capital Partners, L.P., any

of their respective affiliates or any other Investors introduced to the Company by AIGH Investment Partners, LLC or Globis Capital Partners, L.P.
          2.7. No Conflict; Required Filings and Consents.
          (a) The execution, delivery and performance of this Agreement and the other Transaction Documents by the Company do not, and the consummation by the Company of the Contemplated Transactions will not, (i) conflict with or violate the Certificate of Incorporation or the By-laws of the Company or its Subsidiaries assuming the due filing of the Capital Amendment, (ii) conflict with or violate any law, rule, regulation, order, judgment or decree applicable to the Company or its Subsidiaries or by which any property or asset of the Company or its Subsidiaries is bound or affected, or (iii) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, result in the loss of a material benefit under, or give to others any right of purchase or sale, or any right of termination, amendment, acceleration, increased payments or cancellation of, or result in the creation of a lien or other encumbrance on any property or asset of the Company or of any of its Subsidiaries pursuant to, any material note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company or any of its Subsidiaries is a party or by which the Company or of any of its Subsidiaries or any property or asset of the Company or of any of its Subsidiaries is bound or affected (the “Material Agreements”); except, in the case of clauses (ii) and (iii) above, for any such conflicts, violations, breaches, defaults or other occurrences that would not prevent or delay consummation of any of the Contemplated Transactions in any material respect or otherwise prevent the Company from performing its obligations under this Agreement or any of the other Transaction Documents in any material respect, and would not, individually or in the aggregate, have a Material Adverse Effect.
          (b) The execution and delivery of this Agreement and the other Transaction Documents by the Company do not, and the performance of this Agreement and the other Transaction Documents and the consummation by the Company of the Contemplated Transactions will not, require, on the part or in respect of the Company, any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Body (as hereinafter defined) except for the filing of a Form D with the SEC and applicable requirements, if any, of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or any state securities or “blue sky” laws (collectively, “Blue Sky Laws”), and any approval required by applicable rules of the markets in which the Company’s securities are traded. For purposes of this Agreement, “Governmental Body” shall mean any: (i) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature in the United States; (ii) federal, state, local, municipal, foreign or other government; or (iii) governmental or quasi-governmental authority of any nature (including any governmental division, department, agency, commission, instrumentality, official, organization, unit, body or entity and any court or other tribunal) in the United States.
          2.8. Compliance. Except as set forth in the SEC Documents or in Section 2.8 of the Company Disclosure Letter, neither the Company nor any Subsidiary is in conflict with, or in default or violation of (i) any law, rule, regulation, order, judgment or decree applicable to the Company or such Subsidiary or by which any property or asset of the Company or such Subsidiary is bound or affected (“Legal Requirement”), or (ii) any Material Agreement, in each case except for any such conflicts, defaults or violations that would not, individually or in the aggregate, have a Material Adverse Effect. Neither the Company nor any Subsidiary has received any written notice or other communication from any Governmental Body regarding any actual or possible violation of, or failure to comply with, any Legal Requirement, except any such violations or failures that would not, individually or in the aggregate, have a Material Adverse Effect.
          2.9. SEC Documents; Financial Statements.
          (a) The information contained in the following documents, did not, as of the date of the applicable document, include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading, as of their respective filing dates or, if amended, as so amended (the following documents, collectively, the “SEC Documents”), provided that the representation in this sentence shall not apply to any misstatement or omission in any SEC Document filed prior to the date of this Agreement which was superseded by a subsequent SEC Document filed prior to the date of this Agreement:
          (i) the Company’s Annual Report on Form 10-KSB for the year ended December 31, 2005;
          (ii) the Company’s Quarterly Reports on Form 10-QSB for the quarters ended March 31, 2006, June 30, 2006 and September 30, 2006; and
          (iii) the Company’s interim filings on Form 8-K or other appropriate forms filed on any date after December 31, 2006 and on or before each Closing.
          (b) In addition, as of the date of this Agreement, the Company Disclosure Letter, when read together with the SEC Documents and the information, qualifications and exceptions contained in this Agreement, does not include any untrue statement of a material fact or omit to state a material fact in light of the circumstances in which such written disclosures were made.
          (c) The Company has filed all forms, reports and documents required to be filed by it with the SEC for the 12 months preceding the date of this Agreement, including without limitation the SEC Documents. As of their respective dates, the SEC Documents filed prior to the date hereof complied as to form in all material respects with the applicable requirements of the Securities Act, the Exchange Act, and the rules and regulations thereunder.
          (d) The Company’s Annual Report on Form 10-KSB for the year ended December 31, 2005, includes consolidated balance sheets as of December 31, 2004 and 2005 and consolidated statements of income for the one year periods then ended (collectively, the “Form 10-KSB Financial Statements”).
          (e) The Company’s Quarterly Report on Form 10-QSB for the quarter ended September 30, 2006, includes consolidated balance sheets as of September 30, 2006 and consolidated statements of income for the quarters ended June 30, 2005 and 2006 (the “Form 10-QSB Financial Statements” and together with the Form 10-K Financial Statements, the “Financial Statements”).
          (f) The Financial Statements (including the related notes and schedules thereto) fairly present in all material respects the consolidated financial position, the results of operations, retained earnings or cash flows, as the case may be, of the Company for the periods set forth therein (subject, in the case of unaudited statements, to normal year-end audit adjustments that would not be material in amount or effect), in each case in accordance with generally accepted accounting principles consistently applied during the periods involved, except as may be noted therein.
          2.10. Litigation. Except as set forth in the SEC Documents or in Section 2.10 of the Company Disclosure Letter, there are no claims, actions, suits, investigations, inquiries or proceedings (each, an “Action”) pending against the Company or any of its Subsidiaries or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries, at law or in equity, or before or by any court, tribunal, arbitrator, mediator or any federal or state commission, board, bureau, agency or instrumentality, that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect. Except as set forth in the SEC Documents or in Section 2.10 of the Company Disclosure Letter, neither the Company nor any of its Subsidiaries is a party to or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.
          2.11. Absence of Certain Changes. Except as specifically contemplated by this Agreement or as set forth in Section 2.11 of the Company Disclosure Letter or in the SEC Documents, since September 30, 2006, there has not been (a) any material adverse change in the business, prospects or financial condition of the Company; (b) any dividends or other distribution of assets to stockholders of the Company; (c) any acquisition (by merger, consolidation, acquisition of stock and/or assets or otherwise) of any Person by the Company; or (d) any transactions, other than in the ordinary course of business, consistent in all material respects with past practices, with any of its officers, directors or principal stockholders or any of their respective Affiliates.

2.12. Intellectual Property.
          (a) To the knowledge of the Company it owns, or has the right to use, sell or license all intellectual property reasonably required for the conduct of its business as presently conducted (collectively, the “Company IP”) except for any failure to own or have the right to use, sell or license the Company IP that would not have a Material Adverse Effect.
          (b) The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not constitute a breach of any instrument or agreement governing any Company IP, will not cause the forfeiture or termination or give rise to a right of forfeiture or termination of any Company IP or impair the right of Company and its Subsidiaries to use, sell or license any Company IP, except for the occurrence of any such breach, forfeiture, termination or impairment that would not, individually or in the aggregate, result in a Material Adverse Effect.
          (c) (i) None of the manufacture, marketing, license, sale and use of any product currently licensed or sold by the Company or any of its Subsidiaries violates any license or agreement between the Company or any of its Subsidiaries and any third party or, to the Knowledge of the Company, infringes any intellectual property right of any other party; and (ii) there is no pending or, to the Knowledge of the Company, threatened claim or litigation contesting the validity, ownership or right to use, sell, license or dispose of any Company IP; except, with respect to clauses (i) and (ii), for any violations, infringements, claims or litigations that would not, individually or in the aggregate, have a Material Adverse Effect.
          2.13 No Adverse Actions. Except as set forth in the SEC Documents or in Section 2.13 of the Company Disclosure Letter, there is no existing, pending or, to the Knowledge of the Company, threatened termination, cancellation, limitation, modification or change in the business relationship of the Company or any of its Subsidiaries, with any supplier, customer or other Person except such as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.
          2.14. Registration Rights. Except as set forth in the Investor Rights Agreement or in Section 2.14 of the Company Disclosure Letter, the Company is not under any obligation to register under the Securities Act any of its currently outstanding securities or any securities issuable upon exercise or conversion of its currently outstanding securities nor is the Company obligated to register or qualify any such securities under any Blue Sky Laws.
          2.15. Corporate Documents. The Company’s Certificate of Incorporation and By-laws, each as amended to date, which are certified as of each Closing Date are true, correct and complete and contain all amendments thereto.

          2.16. Disclosure. On or before 9:00 a.m., New York City Time, on the fourth Business Day after each Closing, the Company shall file with the SEC a Current Report on Form 8-K describing the material terms of the Contemplated Transactions, and attaching as exhibits to such Form 8-K copies of this Agreement and the other Transaction Documents, as required by the SEC. Except for information that may be provided to the Investors pursuant to this Agreement, the Company shall not, and shall use commercially reasonable efforts to cause each of its officers, directors, employees and agents not to, provide any Investor with any material nonpublic information regarding the Company from and after the filing of such Form 8-K without the express written consent of such Investor.
          2.17. Use of Proceeds. The net proceeds received by the Company from the sale of the Securities shall be used by the Company for working capital and general corporate purposes, including without limitation to support the operations of each of the Subsidiaries.
        3. Representations and Warranties of the Investors. Each Investor represents and warrants to the Company as follows:
          3.1. Authorization. If an entity, such Investor (i) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, and (ii) has the power and authority to own and hold the Units. Such Investor (i) has full power and authority to execute, deliver and perform this Agreement and the other Transaction Documents to which it is a party and to incur the obligations herein and therein and (ii) if applicable has been authorized by all necessary corporate or equivalent action to execute, deliver and perform this Agreement and the other Transaction Documents and to consummate the Contemplated Transactions. This Agreement is and each of the other Transaction Documents will be upon the execution and delivery by Investor, a valid and binding obligation of such Investor enforceable in accordance with its terms, except as limited by applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting the enforcement of creditors’ rights and the availability of equitable remedies (regardless of whether such enforceability is considered in a proceeding at law or equity).
          3.2. Brokers and Finders. Investor has either not retained an investment banker, broker or finder, or has provided the name and information concerning such entity to the Company on or prior to the applicable Closing Date.
          3.3 No Governmental Review. Such Investor understands that no United States Federal or state agency or any other Governmental Body has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor has any agency or other Governmental Body passed upon or endorsed the merits of the offering of the Securities.
          3.4. No Conflict; Required Filings and Consents.

          (a) The execution, delivery and performance of this Agreement and the other Transaction Documents by each Investor do not, and the consummation by such Investor of the Contemplated Transactions will not, (i) if such Investor is an entity, conflict with or violate the Certificate of Incorporation or the By-laws (or equivalent or comparable documents) of such Investor, (ii) conflict with or violate any law, rule, regulation, order, judgment or decree applicable to such Investor or by which any property or asset of such Investor is bound or affected, or (iii) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, result in the loss of a material benefit under, or give to others any right of purchase or sale, or any right of termination, amendment, acceleration, increased payments or cancellation of, or result in the creation of a lien or other encumbrance on any property or asset of such Investor pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which such Investor is a party or by which such Investor or any property or asset of such Investor is bound or affected; except, for any such conflicts, violations, breaches, defaults or other occurrences that would not prevent or delay consummation of any of the Contemplated Transactions in any material respect or otherwise prevent such Investor from performing its obligations under this Agreement or any of the other Transaction Documents in any material respect.
          (b) The execution and delivery of this Agreement and the other Transaction Documents by each Investor do not, and the performance of this Agreement and the other Transaction Documents and the consummation by such Investor of the Contemplated Transactions will not, require, on the part or in respect of such Investor, any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Body.
     4. Securities Laws.
          4.1. Securities Laws Representations and Covenants of Investors.
          (a) Each Investor represents and warrants to the Company that: this Agreement is made by the Company with such Investor in reliance upon such Investor’s representation to the Company, which by such Investor’s execution of this Agreement such Investor hereby confirms, that the Securities to be received by such Investor will be acquired for investment for such Investor’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof such that such Investors would constitute an “underwriter” under the Securities Act; provided that this representation and warranty shall not limit (i) the Investor’s right to sell the Underlying Securities pursuant to the Investor Rights Agreement or in compliance with an exemption from registration under the Securities Act and in compliance with all applicable Federal Securities laws and Blue Sky Laws or (ii) the Investor’s right to indemnification under this Agreement, if any or the Investor Rights Agreement, if any.

          (b) Each Investor understands and acknowledges that (i) the offering of the Securities pursuant to this Agreement will not be registered under the Securities Act or qualified under any Blue Sky Laws on the grounds that the offering and sale of the Securities are exempt from registration and qualification, respectively, under the Securities Act and the Blue Sky Laws, (ii) nothing in this Agreement or any of the other Transaction Documents or in any other materials presented by or on behalf of the Company to such Investor in connection with the purchase of Securities constitutes legal, tax or investment advice, (iii) such Investor has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of Securities, (iv) except as provided in the Investor Rights Agreement, the Company has not undertaken to register the Securities pursuant to the Securities Act and will have no obligation to effect on behalf of any Investor any registration or qualification under the Securities Act or under any Blue Sky Laws or to assist any Investor in complying with any exemption from registration or qualification under the Securities Act or under any Blue Sky Laws and (v) if the Securities have not been registered under the Securities Act and Rule 144 is not applicable, any resale of the Securities under circumstances in which the seller (or the Person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the Securities Act) may require compliance with some other exemption under the Securities Act or the rules and regulations of the SEC thereunder.
          (c) Each Investor covenants that, unless the Purchased Shares, the Purchased Warrants, the Underlying Securities or any other shares of capital stock of the Company received in respect of the foregoing have been registered pursuant to the Investor Rights Agreement being entered into among the Company and the Investors, such Investor will not dispose of such securities unless and until such Investor shall have notified the Company of the proposed disposition and shall have furnished the Company with an opinion of counsel reasonably satisfactory in form and substance to the Company to the effect that (x) such disposition will not require registration under the Securities Act and (y) appropriate action necessary for compliance with the Securities Act, all applicable Blue Sky Laws and any other applicable state, local or foreign law has been taken; provided, however, that an Investor may dispose of such securities without providing the opinion referred to above if the sale of the securities is made in reliance on, and in accordance with the terms of Rule 144.
          (d) Each Investor represents to the Company that: (i) such Investor is able to fend for itself in the Contemplated Transactions; (ii) such Investor has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of such Investor’s prospective investment in the Securities and has so evaluated the merits and risks of such investment; (iii) such Investor has the ability to bear the economic risks of such Investor’s prospective investment and can afford the complete loss of such investment; (iv) such Investor has been furnished with and has reviewed the SEC Documents and the Company Disclosure Letter; (v) such Investor has been furnished with and has had access to such information as is in the SEC Documents and in the Company Disclosure Letter, together with the opportunity to obtain such additional information as it requested to verify the accuracy of the information contained therein or otherwise supplied to such Investor so that such Investor can make an informed investment decision with respect to an investment in the Securities; (vi) such Investor has had access to officers of the Company and an opportunity to ask questions of and receive answers from such officers and has had all questions that have been asked by such Investor satisfactorily answered by the Company; and (vii) such Investor is not subscribing to purchase the Securities as a result of or subsequent to any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, or presented at any seminar or meeting, or any solicitation of a subscription by a Person not previously known to such Investor in connection with investments in securities generally.
          (e) Each Investor represents to the Company that: (i) such Investor (A) was qualified at the time such Investor was offered the securities, (B) qualifies on the date hereof, and (C) will qualify on the applicable Closing Date, as an “accredited investor” as such term is defined under Rule 501 promulgated under the Securities Act. Any Investor that is a corporation, a partnership, a limited liability company, a trust or other business entity further represents to the Company that it has not been organized for the purpose of purchasing the Securities.
          (f) By acceptance hereof, each Investor acknowledges that the Purchased Shares, the Purchased Warrants, the Underlying Securities and any shares of capital stock of the Company received in respect of the foregoing held by it may not be sold by such Investor without registration under the Securities Act or an exemption therefrom, and therefore such Investor may be required to hold such securities for an indeterminate period.
          (g) In connection with any transfer of Securities made by each Investor in compliance with the provisions of this Agreement, such Investor will cause each proposed transferee of such Securities to agree and take hold such Securities subject to the provisions of this Agreement.
          (h) The Investor will not, directly or indirectly, except (as to each of clauses (i), (ii) and (iii) below) in compliance with (that is, only to the extent required to comply with) the Securities Act and such other securities or Blue Sky laws as may be applicable, (i) offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the Shares, (ii) engage in any short sale which results in a disposition of any of the Shares by Investor, or (iii) hedge the economic risk of the Investor’s investment in the Shares.
          (i) The representations, warranties and covenants of each Investor in this Agreement are made severally and not jointly.

          4.2. Legends. All certificates for the Purchased Shares, Purchased Warrants and the Underlying Securities, and each certificate representing any shares of capital stock of the Company received in respect of the foregoing, whether by reason of a stock split or share reclassification thereof, a stock dividend thereon or otherwise, and each certificate for any such securities issued to subsequent transferees of any such certificate (unless otherwise permitted herein) shall bear the following legend:
    “THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (“THE SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS OR BLUE SKY LAWS.”
     5. Additional Covenants of the Company.
          5.1. Reports, Information, Securities.
          (a) The Company shall cooperate with each Investor in supplying such information as may be reasonably requested by such Investor to complete and file any information reporting forms presently or hereafter required by the SEC as a condition to the availability of the safe harbor pursuant to Rule 144 for the sale of any of the Purchased Shares, the Purchased Warrants, the Underlying Securities and shares of capital stock of the Company received in respect of the foregoing.
          (b) The Company shall (i) use its best efforts to complete the Information Statement, to deliver the Information Statement to its stockholders and to file the Restated Certificate in the State of Delaware, and (ii) thereafter keep reserved for issuance a sufficient number of authorized but unissued shares of Common Stock (or Other Securities into which the Purchased Warrants are then exercisable) so that the Purchased Warrants may be converted or exercised to purchase Common Stock (or such Other Securities) at any time.
          5.2. Expenses; Indemnification.
          (a) The Company agrees to pay on each Closing Date and save the Investors harmless against liability for (i) the payment of any stamp or similar taxes (including interest and penalties, if any) that may be determined to be payable in respect of the execution and delivery of this Agreement, and the issue and sale of any Securities and the Underlying Securities, (ii) the expense of preparing and issuing the certificates for the Securities and the Underlying Securities, and (iii) the cost of delivering the Securities and the Underlying Securities of each Investor to such Investor’s address, insured in accordance with customary practice. Each Investor shall be responsible for its out-of-pocket expenses arising in connection with the Contemplated Transactions, except that the Company shall pay fees and disbursements of counsel to the Investors as set forth in Section 6.9.
          (b) The Company hereby agrees and acknowledges that the Investors have been induced to enter into this Agreement and to purchase the Securities hereunder, in part, based upon the representations, warranties, agreements and covenants of the Company contained herein. The Company hereby agrees to pay, indemnify and hold harmless the Investors and any director, officer, partner, member, employee or other affiliate of any Investor (each, an “Indemnified Party”) against all claims, losses and damages resulting from any and all legal or administrative proceedings, including without limitation, reasonable attorneys’ fees and expenses incurred in connection therewith (but in no event for more than one law firm for all the Investors)(collectively, “Losses”), resulting from a breach by the Company of any representation or warranty of the Company contained herein or the failure of the Company to perform any agreement or covenant made herein;
          (c) As soon as reasonably practicable after receipt by any Indemnified Party of notice of any Losses in respect of which the Company (the “Indemnifying Party”) may be required to provide indemnification thereof under this Section 5.2, the Indemnified Party shall give written notice thereof to the Indemnifying Party. The Indemnified Party may, at its option, claim indemnity under this Section 5.2 as soon as a claim has been threatened by a third party, regardless of whether any actual Losses have been suffered, so long as counsel for such Indemnified Party shall in good faith determine that such claim is not frivolous and that the Indemnifying Party may be required to provide indemnification therefor as a result thereof and shall give notice of such determination to the Indemnifying Party. The Indemnified Party shall permit the Indemnifying Party at the Indemnifying Party’s option and expense, to assume the defense of any such claim by counsel mutually and reasonably satisfactory to the Indemnifying Party and a majority in interest of the Indemnified Parties and to settle or otherwise dispose of the same; provided, however, that each Indemnified Party may at all times participate in such defense at such Indemnified Party’s expense; and provided further, however that the Indemnifying Party shall not, in defense of any such claim, except with the prior written consent of the Indemnified Party, consent to the entry of any judgment or settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff in question to such Indemnified Party of a release of all liabilities in respect of such claim. If the Indemnifying Party does not promptly assume the defense of such claim or if any such counsel is unable to represent one or more of the Indemnified Parties due to a conflict of interest, then an Indemnified Party may assume, to the extent separable, the defense of such portion of the claim as to which the conflict arose (and, if not separable, the entire claim) and be entitled to indemnification and prompt reimbursement from the Indemnifying Party for such Indemnified Party’s reasonable costs and expenses incurred in connection therewith, including without limitation, reasonable attorneys’ fees and expenses (not to exceed the cost of more than one law firm for all Investors). Such fees and expenses shall be reimbursed to the Indemnified Parties as soon as practicable after submission of invoices to the Indemnifying Party.
     6. Miscellaneous.
          6.1. Entire Agreement; Successors and Assigns. This Agreement and the other Transaction Documents constitute the entire contract between the parties relative to the subject matter hereof and thereof, and no party shall be liable or bound to the other in any manner by any warranties or representations (express or implied) or agreements or covenants except as specifically set forth herein or therein. This Agreement and the other Transaction Documents supersede any previous agreement among the parties with respect to the subject matter hereof and thereof. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective executors, administrators, heirs, successors and assigns of the parties. Nothing in this Agreement, expressed or implied, is intended to confer upon any party, other than the parties hereto, any rights, remedies, obligations or liabilities under or by reason of this Agreement.
          6.2. Survival of Representations and Warranties. Notwithstanding any right of the Investors fully to investigate the affairs of the Company and notwithstanding any knowledge of facts determined or determinable by any Investor pursuant to such right of investigation, each Investor has the right to rely fully upon the representations, warranties, covenants and agreements of the Company contained in this Agreement or in any documents delivered pursuant to this Agreement. All such representations and warranties of the Company contained in this Agreement shall survive the execution and delivery of this Agreement and each Closing hereunder and shall continue in full force and effect until the earlier of (a) the date that is one year after the last Closing and (b) the sale of all of the Shares pursuant to Rule 144 under the Securities Act or an effective registration statement under the Securities Act covering the Purchased Shares and Underlying Securities. All representations and warranties of the Investors contained in this Agreement shall survive the execution and delivery of this Agreement and the applicable Closing hereunder. The covenants of the Investors (to the extent set forth in Section 4.1(c)) and the Company set forth in this Agreement shall survive the applicable Closing.
          6.3. Governing Law; Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of law. Each party hereby irrevocably consents and submits to the jurisdiction of any New York State or United States Federal Court sitting in the State of New York, County of New York, over any action or proceeding arising out of or relating to this Agreement and irrevocably consents to the service of any and all process in any such action or proceeding in the manner for the giving of Notices at its address specified in Section 6.6. Each party further waives any objection to venue in the State of New York, County of New York and any objection to an action or proceeding in such state and county on the basis of forum non conveniens. Each party also waives any right to trial by jury.
          6.4. Counterparts. This Agreement may be executed (including by facsimile transmission) with counterpart signature pages or in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
          6.5. Headings. The headings of the sections of this Agreement are for convenience and shall not by themselves determine the interpretation of this Agreement.
          6.6. Notices. Any notice or other communication required or permitted to be given hereunder (each a “Notice”) shall be given in writing and shall be made by personal delivery or sent by courier or certified or registered first-class mail (postage prepaid), addressed to a party at its address shown below or at such other address as such party may designate by three days advance Notice to the other parties.
     Any Notice to any of the Investors shall be sent to the addresses for such Investor set forth on the signature pages hereof, with a copy to:
Hahn & Hessen LLP
488 Madison Avenue
New York, New York 10022
Attention: James Kardon, Esq.
     Any Notice to the Company shall be sent to:
Novint Technologies, Inc.
4109 Bryan Ave NW
Albuquerque, NM 87114
Attention: CEO
with a copy to:
Richardson & Patel LLP
10900 Wilshire Blvd., Suite 500
Los Angeles, CA. 90024
Fax: 310.208.1154
Attention: Nimish Patel, Esq.
                       Each Notice shall be deemed given and effective upon receipt (or refusal of receipt).

          6.7. Rights of Transferees. Any and all rights and obligations of each of the Investors herein incident to the ownership of Securities or the Underlying Securities shall pass successively to all subsequent transferees of such securities until extinguished pursuant to the terms hereof; provided, however, that no Investor may transfer or assign its rights under this Agreement (other than to an Affiliate) between the date of this Agreement and the applicable Closing Date.
          6.8. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be deemed prohibited or invalid under such applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, and such prohibition or invalidity shall not invalidate the remainder of such provision or any other provision of this Agreement.
          6.9. Fees and Expenses
          (a) Subject to Section 6.9(c), irrespective of whether any Closing is effected, the Company shall pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of this Agreement.
          (b) Each Investor shall be responsible for all costs and expenses incurred by such Investor in connection with the negotiation, execution, delivery and performance of this Agreement, except that the Company shall pay at each Closing for the legal fees and expenses of Hahn & Hessen LLP, as counsel to the Investors, not exceeding a cap of $50,000; provided that the Company shall also be obliged to pay additional legal fees and expenses of Hahn & Hessen LLP incurred after the last Closing relating to filing of the Restated Certificate or the Company’s performance under the Warrants up to an additional amount of $10,000.
          (c) If any action at law or in equity is necessary to enforce or interpret any of the terms of this Agreement, the prevailing party shall be entitled to reasonable attorney’s fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.
          6.10. Amendments and Waivers. Unless a particular provision or section of this Agreement requires otherwise explicitly in a particular instance, any provision of this Agreement may be amended and the observance of any provision of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the holders of a majority of the Purchased Shares (not including for this purpose any Purchased Shares which have been sold to the public pursuant to a registration statement under the Securities Act or an exemption therefrom). Any amendment or waiver effected in accordance with this Section 6.10 shall be binding upon each Investor, each holder of any Securities at the time outstanding (including without limitation securities into which any such Securities are convertible or exercisable), each future holder thereof, and the Company.

          6.11. Company Disclosure Letter. Information disclosed in any section of the Company Disclosure Letter shall be deemed to be disclosed with respect to the corresponding numbered section of this Agreement, as well as to such other sections of this Agreement to which such disclosure shall reasonably pertain to in light of the form and substance of the disclosure made.
          6.12. Construction. Words (including capitalized terms defined herein) in the singular shall be held to include the plural and vice versa as the context requires. The words “herein,” “hereinafter,” “hereunder” and words of similar import used in this Agreement shall, unless otherwise stated, refer to this Agreement as a whole and not to any particular provision of this Agreement. All references to “$” in this Agreement and the other agreements contemplated hereby shall refer to United States dollars (unless otherwise specified expressly). Any reference to any gender includes the other genders.
[REMAINDER OF PAGE INTENTIONALLY BLANK]

SIGNATURE PAGE
TO
NOVINT TECHNOLOGIES, INC.
UNIT SUBSCRIPTION AGREEMENT
Dated as of February 23, 2007
     IF the INVESTOR is an INDIVIDUAL, please complete the following:
     IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the date first above written.

Amount of Subscription:
$

Print Name

Number of Units to be Purchased: (including the same number of Purchased Shares and related Purchased Warrants)

Signature of Investor

Social Security Number

Address and Fax Number

E-mail Address

State of Domicile:

Accepted and Agreed to as of the date first above written:

NOVINT TECHNOLOGIES, INC.

By:

Dated:

SIGNATURE PAGE
TO
NOVINT TECHNOLOGIES, INC.
UNIT SUBSCRIPTION AGREEMENT
Dated as of February 23, 2007
     IF the INTERESTS will be held as JOINT TENANTS, as TENANTS IN COMMON, or as COMMUNITY PROPERTY, please complete the following:
     IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the date first above written.

Amount of Subscription:

$	Print Name of Purchaser

Number of Units to be Purchased: (including the same number of Purchased Shares and related Purchased Warrants)

Signature of a Purchaser

Social Security Number

Print Name of Spouse or Other Purchaser

Signature of Spouse or Other Purchaser

Social Security Number

Address

Fax Number

E-mail Address

State of Domicile:

Accepted and Agreed as of the date first above written:

NOVINT TECHNOLOGIES, INC.

By:
Dated:

SIGNATURE PAGE
TO
NOVINT TECHNOLOGIES, INC.
UNIT SUBSCRIPTION AGREEMENT
Dated as of February 23, 2007
     IF the INVESTOR is a PARTNERSHIP, CORPORATION, LIMITED LIABILITY COMPANY, TRUST or OTHER ENTITY, please complete the following:
     IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the date first above written.

Amount of Subscription	$

Number of Units to be Purchased: , including the same number of Purchased Shares and related Purchased Warrants)

Print Full Legal Name of Partnership, Company, Limited Liability Company, Trust or Other Entity

By:	(Authorized Signatory)

Name:

Title:

Address and Fax Number:

Taxpayer Identification Number:

Date and State of Incorporation or Organization:

Date on which Taxable Year Ends:

E-mail Address:

Accepted and Agreed as of the date first above written:

NOVINT TECHNOLOGIES, INC.

By:

Name:

Title:

Dated:

EXHIBITS TO THE UNIT SUBSCRIPTION AGREEMENT

Exhibit 1:	Form of Warrants
Exhibit 2:	Form of Investor Rights Agreement
Exhibit 3:	Form of Legal Opinion
Exhibit 4:	Form of Restated Certificate
Exhibit 5:	Form of Registration Waiver

Exhibit 3
Form of Legal Opinion- General Counsel
The opinion will be subject to standard qualifications and exceptions, reasonably acceptable to counsel for the Investors.
     1. The Company is validly existing as a corporation and is in good standing under the law of the State of Delaware.
     2. The Company has the requisite corporate power and authority to execute and deliver the Investment Documents to which it is a party and to (i) sell and issue the Securities under the Agreement, (ii) issue the Underlying Securities upon the Restated Certificate being duly filed and accepted in the State of Delaware and thereafter the exercise of the Warrants, and (iii) perform its obligations under the Investment Documents.
     3. The authorized capital stock of the Company consists of 50,000,000 shares of Common Stock and 4,000 shares of Preferred Stock. Based upon (i) a Certificate of the Chief Executive Officer, and (ii) in reliance upon the Dilution Agreements (which we assume have been duly executed and are binding upon the signatory parties thereto), we believe that the Company’s statements in the Company Disclosure Letter concerning the effect of the application of anti-dilution provisions in currently outstanding securities and agreements of the Company correctly reflects the application of those provisions in light of the Dilution Agreements and giving effect to the Closing.
     4. The execution, delivery and performance by the Company of the Investment Documents have been duly authorized by all necessary corporate action on part of the Company. Each of the Investment Documents to which the Company is a party has been duly executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.
     5. The execution and delivery by the Company of the Investment Documents, the performance by the Company of its obligations under the Investment Documents, and the issuance of the Securities do not violate any provision of the Certificate of Incorporation, Restated Certificate or By-laws of the Company, or any provision of any Federal law applicable to the Company and to be customarily applicable to transactions of the nature set forth in the Investment Documents.
     6. The execution and delivery by the Company of the Investment Documents, the performance by the Company of its obligations under the Investment Documents, and the issuance of the Securities do not violate, or constitute a default under, any note, bond, mortgage, indenture, contract, agreement, lease or other instrument filed as an exhibit to the Company’s annual report on Form 10-KSB for the year ended December 31, 2005 to which the Company is bound or to which any of the property or assets of the Company is subject (it being understood that no opinion is expressed with respect to any financial covenant in any such note, bond, mortgage, indenture, contract, agreement, lease or other instrument insofar as the covenant requires a computation).
     7. Other than as set forth in the Investment Documents and the Company Disclosure Letter, to our knowledge, there are no preemptive rights, rights of first refusal or rights of first offer with respect to the issuance of the Securities or the performance by the Company of its obligations under the Investment Documents, and the Securities and Underlying Securities, when issued and paid for, all in compliance with the provisions of the Investment Documents will be free of any liens and encumbrances other than restrictions on transfer imposed by Federal or state securities laws
     8. When issued and paid for and when certificates representing the Shares and the Warrants have been issued to the Investors, all in compliance with the provisions of the Purchase Agreement, the Shares and Warrants will be validly issued, fully paid and nonassessable; provided, however, that the Shares and Warrants may be subject to restrictions on transfer under applicable state and federal securities laws. The Underlying Securities, when issued upon the due exercise of the Warrants including the payment of consideration thereof, will be validly issued, fully paid and nonassessable.
     9. Based solely on a Certificate of the Chief Executive Officer of the Company as to factual matters, the Company is not, and, immediately after giving effect to the sale of the Securities in accordance with the Investment Documents and the application of the proceeds as described in Section 2.17 of the Agreement, will not be, required to be registered as an “investment company” within the meaning of the Investment Company Act of 1940, as amended.
     10. Subject to the accuracy of the Investors’ representations and warranties in the Agreement, and upon the filing of Form D in compliance with Regulation D under the Securities Act, the sale of the Units in conformity with the terms of the Agreement constitutes a transaction exempt from the registration requirements of Section 5 of the Securities Act.
     11. Based solely upon our review of the resolutions of the Board of Directors of the Company relating to the Investment Documents, the Common Stock issuable upon exercise of the Warrants has been validly reserved for issuance assuming the filing and acceptance of the Restated Certificate in the State of Delaware.